EXHIBIT 10.1
EXECUTION VERSION

THIRD AMENDMENT TO CREDIT AGREEMENT

THIS THIRD AMENDMENT TO CREDIT AGREEMENT (herein called this "Amendment") is made effective as of September 14, 2007, by and between BEAZER MORTGAGE CORPORATION, a Delaware corporation ("Borrower"), the lenders identified on the signature pages hereof (individually referred to herein as a "Lender" and collectively as the "Lenders"), and GUARANTY BANK, as administrative and collateral agent for the Lenders ("Agent").

W I T N E S S E T H:

WHEREAS, Borrower, Agent and Lenders have entered into that certain Credit Agreement, dated as of January 11, 2006, as amended by that certain First Amendment to Credit Agreement, dated as of December 29, 2006, and as further amended by that certain Second Amendment to Credit Agreement dated as of February 7, 2007 (as the same may be further amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement"), for the purposes and consideration therein expressed; and

WHEREAS, Borrower has requested that each of the Lenders party to the Credit Agreement immediately prior to the effectiveness of this Amendment (other than Guaranty Bank) (collectively, the "Assigning Lenders") sell and assign to Guaranty Bank, as a Lender (the "Assignee"), all of its rights and obligations as a Lender under the Credit Agreement and any other Loan Document pursuant to the terms and conditions of a certain Assignment and Assumption, dated as of September 14, 2007, executed by each of the Assigning Lenders and the Assignee (the "Assignment and Assumption"); and

WHEREAS, Borrower has requested that the Agent and the Lenders waive the items listed on Schedule 1 hereto, which may or may not constitute Defaults or Events of Default under the Credit Agreement (the "Specified Possible Defaults"); and

WHEREAS, (A) the Assigning Lenders and the Assignee have agreed to execute and deliver the Assignment and Assumption, and (B) the Agent and Lenders have agreed to (i) waive the Specified Possible Defaults and (ii) amend the Credit Agreement for the purpose of reducing the Total Commitments and for certain other purposes as provided herein upon the terms and conditions set forth herein;

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein and in the Credit Agreement, in consideration of the Loans which may hereafter be made by Lenders to Borrower, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto do hereby agree as follows:

ARTICLE I

Definitions and References

1.1  Terms Defined in the Credit Agreement. Unless the context otherwise requires or unless otherwise expressly defined herein, the terms defined in the Credit Agreement shall have the same meanings whenever used in this Amendment.

ARTICLE II

Amendments to Credit Agreement

2.1  Definitions. Section 1.1 of the Credit Agreement is hereby amended by amending the following defined terms set forth therein as follows:

"'Approved Letter of Credit' means, collectively, one or more irrevocable, unconditional standby letters of credit issued by a domestic commercial bank having capital and surplus in excess of $100,000,000. The letters of credit must be issued for the account of Parent to the Agent for the benefit of the Lenders, as additional security and as an additional source of repayment of the Obligations, in substantially the form of Exhibit F or such other form reasonably acceptable to Agent, and in an aggregate amount not less than the Total Commitments."

"'Commitment' means, as to any Lender, the obligation of such Lender to make Committed Loans (or purchase participations in Swingline Loans as set forth in Section 2.1(b)(ii)) to Borrower pursuant to Section 2.1 hereof in an aggregate amount not to exceed the amount set forth under the heading "Commitment" opposite such Lender's name on Schedule 1.1 hereof. The aggregate amount of all Lenders' Commitments as of September 14, 2007 is $17,500,000.00, provided, however, that notwithstanding the aggregate amount of the Lenders' Commitments, at all times the aggregate amount advanced by the Lenders hereunder shall not exceed the least of (i) the aggregate amount of the Lenders' Commitments, (ii) the Collateral Value of the Borrowing Base or (iii) the available undrawn amount of the Approved Letter of Credit."

"'Swingline Amount' means Seventeen Million Five Hundred Thousand and No/100 Dollars ($17,500,000.00)."

2.2  Definitions. Section 1.1 of the Credit Agreement is hereby amended by adding thereto the following defined term in its appropriate alphabetical order:

"'Total Commitments' means, at any time, the aggregate amount of all Lenders' Commitments then in effect."

2.3  Section 2.1(a). Section 2.1(a) of the Credit Agreement is hereby amended by amending the last sentence thereof to read as follows:

"After giving effect to the transactions contemplated by the Borrowing Request pursuant to which a Loan is requested, and at all other times, the aggregate amount of all Committed Loans and all Swingline Loans outstanding shall not exceed the least of (i) the aggregate amount of the Lenders' Commitments, (ii) the Collateral Value of the Borrowing Base or (iii) the available undrawn amount of the Approved Letter of Credit."

2.4  Section 2.11. Section 2.11 of the Credit Agreement is hereby amended in its entirety to read as follows:

"Section 2.11 Approved Letter of Credit. Borrower shall provide Agent with an Approved Letter of Credit, and Agent, for the benefit of the Lenders, may draw upon the Approved Letter of Credit at any time for any reason up to an amount not to exceed the aggregate outstanding Obligations at such time; provided, however, that prior to making any such draw, and so long as no Event of Default shall have occurred and then be continuing, Agent shall give Borrower not less than three (3) Business Days’ prior written notice of its intention to make such draw and the amount of such intended draw; and provided, further, that if Borrower shall, within three (3) Business Days after receiving such written notice, make or cause to be made a principal payment in respect of the outstanding Loans in the amount of such intended draw, then Agent agrees that no such draw shall be made by Agent under the Approved Letter of Credit. The then available undrawn amount of the Approved Letter of Credit shall be automatically reduced by the amount of any draws by Agent under the Approved Letter of Credit, and by the amount of any payments made or caused to be made by Borrower pursuant to this Section 2.11, and Agent agrees to enter into an amendment of, or accept a replacement of, or agree to the cancellation of, as the case may be, such Approved Letter of Credit to reflect such reduction in the available undrawn amount. In addition, if Borrower reduces the Total Commitments pursuant to the terms of Section 2.12, Borrower shall be entitled to provide the Agent with a new or amended Approved Letter of Credit in an amount not less than the Total Commitments as so reduced and the Agent agrees to enter into an amendment of, or accept a replacement of, as the case may be, such Approved Letter of Credit to reflect such reduction. Notwithstanding anything to the contrary set forth in this Agreement, the amount of any payment made or caused to be made by Borrower pursuant to this Section 2.11, and the amount of any draw made by Agent under the Approved Letter of Credit, shall be applied against the outstanding Obligations."

2.5  Article II. Article II of the Credit Agreement is hereby amended by adding to the end thereof a new Section 2.12 to read as follows:

"Section 2.12. Reduction of Total Commitments. Borrower shall have the right, upon five (5) Business Days prior written notice specifying a date for reduction of the Total Commitments, which notice shall be irrevocable unless revoked in writing to the Agent at least two (2) Business Days prior to the date for such reduction, to reduce ratably in part, the Total Commitments; provided that, each partial reduction shall be in the minimum amount of $2,500,000 and in integral multiples of $1,000,000 in excess thereof. At the time of sending such written notice, Borrower (in consultation with the Agent) shall specify the amount of such decrease in the Total Commitments. Any reduction of the Total Commitments pursuant to this Section 2.12 shall automatically be applied ratably to each Lender's Commitment and shall be permanent, with no obligation of any Lender to reinstate such portion of its Commitment. The Borrower shall prepay any Loans outstanding on the date of reduction in the Total Commitments (and pay any additional amounts required pursuant to the terms and conditions of the Credit Agreement) to the extent necessary to remain in compliance with all of the terms, conditions and covenants of the Credit Agreement."

2.6  Section 5.1(a). Subparts (iii), (iv) and (v) of Section 5.1(a) of the Credit Agreement are hereby amended in their respective entireties to read as follows:

"(iii) Promptly after becoming available, and in any event within forty-five (45) days after the end of each calendar month, including the twelfth calendar month in each Fiscal Year, a Consolidated balance sheet of Borrower as of the end of such month and the related Consolidated statements of income, stockholders' equity and cash flows of Borrower for such month and the period from the first day of the then current Fiscal Year through the end of such month, prepared internally by Borrower;

(iv) Promptly and in any event within forty-five (45) days after the end of each calendar month (except the last) in each Fiscal Year of Borrower, and within fifteen (15) days after the completion of each year-end audit by Borrower's independent public accountants, a completed Compliance Notification in the form of Exhibit E hereto;

(v) (a) Promptly after becoming available, and in any event, within forty-five (45) days after the end of each calendar month, a report in form and detail reasonably acceptable to Agent including, without limitation, detail on Borrower's repurchase requests by Investors and production statistics;

(b) Promptly upon written request by Agent (which request may be delivered by facsimile or other electronic means), and in any event, not later than five (5) Business Days after such request, a report in form and detail reasonably acceptable to Agent including, without limitation, detail on Borrower's pipeline position, commitment position, and any other information reasonably requested by Agent;"

2.7  Section 7.1. Section 7.1 is hereby amended by adding the following sentence at the end thereof:

"Notwithstanding anything to the contrary in this Agreement (including Sections 7.1(c) and 7.1(e)), (i) no breach or failure to perform by an Related Person of any of the covenants or agreements contained in Sections 6.13, 6.14, 6.15 or 6.16 (the “Financial Covenants”) shall constitute a Default or Event of Default hereunder and (ii) no misrepresentation by any Related Person or any officer thereof with respect to any of the Financial Covenants (including any inaccuracy in any calculation or certification with respect thereto) shall constitute a Default or Event of Default hereunder."

2.8  Section 11.11. Section 11.11 of the Credit Agreement is hereby amended by (i) deleting the current heading and substituting in lieu thereof the phrase "Assignments.", and (ii) deleting subpart (d) in its entirety.

2.9  Schedules. Schedule 1.1 of the Credit Agreement is hereby amended in its entirety and replaced with Schedule 1.1 attached hereto.

2.10  Exhibits. Exhibit E of the Credit Agreement is hereby amended in its entirety and replaced with Exhibit E attached hereto.

2.11  Exhibits. Exhibit F of the Credit Agreement is hereby amended in its entirety and replaced with Exhibit F attached hereto.

2.12  Exhibits. Exhibit G of the Credit Agreement is hereby amended in its entirety and replaced with Exhibit G attached hereto.

2.13  Exhibits. The Credit Agreement is hereby amended by deleting Exhibit H in its entirety.

ARTICLE III

Waiver of Specified Possible Defaults

3.1  The Agent and the Lenders, upon the satisfaction of the conditions precedent listed in Article IV hereof, hereby (i) agree to waive the Specified Possible Defaults and (ii) agree that any future breach that would occur upon Borrower remaking (or bringing down) any of the representations or warranties that relate to both a date prior to the date of this Amendment and to matters underlying the Specified Possible Defaults shall not be considered a Default or Event of Default hereunder. Notwithstanding the foregoing, the execution of this Amendment shall not be deemed to be (x) except as set forth in the immediately preceding sentence, a waiver of, or consent by the Agent or any Lender to, any Default or Event of Default which may exist or hereafter occur under any of the Loan Documents, (y) a waiver of Borrower's obligations under the Loan Documents, or (z) a waiver of any rights, remedies, offsets, claims, or other causes of action that the Agent or any Lender may have against Borrower under the Loan Documents, all of which rights the Agent and the Lenders specifically reserve.

ARTICLE IV

Conditions to Effectiveness

4.1  Effective Date. This Amendment shall become effective as of the date first above written when and only when Agent shall have received, at Agent's office, (a) four (4) original duly executed counterparts of this Amendment from the Borrower and the Parent, (b) an amendment to the Letter of Credit referenced in Section 4.2 of this Amendment reflecting an increase in such Letter of Credit to an amount not less than $17,500,000.00, (c) an original of that certain Assignment and Assumption, dated as of September 14, 2007, duly executed by the Assigning Lenders and the Assignee, and (d) all other documents, instruments, certificates or other evidence which Agent or its legal counsel may reasonably request in connection herewith.

ARTICLE V

Miscellaneous

5.1  Borrower Acknowledgment. Except as otherwise specified herein, the terms and provisions of the Credit Agreement are ratified and confirmed by Borrower and shall remain in full force and effect, enforceable in accordance with their terms. Borrower hereby acknowledges, agrees and represents that (i) contemporaneously with the effectiveness of this Amendment and after giving effect to the waivers set forth herein, the representations and warranties of Borrower contained in the Credit Agreement are true and correct in all material respects (except to the extent such representations and warranties relate, by their terms, to a specific earlier date, in which case they shall be true and correct in all material respects on and as of such earlier date), and (ii) Borrower has no set-offs, counterclaims, defenses or other causes of action against Lender arising out of the Credit Agreement, this Amendment, any other Loan Document or otherwise, and to the extent any such set-offs, counterclaims, defenses or other causes of action may exist, whether known or unknown, such items are hereby waived by Borrower.

5.2  Parent Acknowledgment. Parent hereby acknowledges, agrees and represents that (i) the Letter of Credit No. CPCS-227543 (such letter of credit and any and all renewals, rearrangements, replacements, substitutions, amendments, supplements and other modifications, the "Letter of Credit") issued by JPMorgan Chase Bank, National Association to Agent for the account of the Parent constitutes for all purposes and in all respects an "Approved Letter of Credit" under the Credit Agreement (as amended hereby); (ii) without notice to Parent, the Agent may draw on the Letter of Credit pursuant to the terms and conditions thereof and in accordance with Section 2.11 of the Credit Agreement to satisfy the Obligations of the Borrower under the Notes and the other Loan Documents regardless of whether (a) the Loan Documents are modified, amended, supplemented, joined, increased, restated, or otherwise changed without notice to Parent; (b) terms and conditions of the Loan Documents are waived, or parties or Collateral thereto are released without notice to Parent; and (c) the Agent has made demand on Borrower without notice to Parent and pursued any other remedies under the Loan Documents without notice to Parent; and (iii) any suretyship rights, defenses or claims that it may have under applicable law as a result of any draw by Agent under the Letter of Credit are hereby waived by Parent.

5.3  Reference to and Effect on the Loan Documents. (a) Upon the effectiveness of this Amendment, on and after the date hereof, each reference in the Credit Agreement to "this Agreement," "hereunder," "hereof" or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to "the Credit Agreement," "thereunder," "thereof" or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement as amended hereby.

(b) The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of Agent under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents.

5.4  Costs and Expenses. Borrower shall pay, or cause to be paid, by check or wire transfer, all reasonable costs and expenses related to the preparation for and the closing of the transaction contemplated by this Amendment, including, but not limited to, the reasonable fees and expenses of legal counsel to Agent (which fees and expenses, as to legal counsel of Agent, shall be paid directly to legal counsel of Agent promptly upon presentation of a bill for legal services rendered).

5.5  CHOICE OF LAW; VENUE. THIS AMENDMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF TEXAS. BORROWER AND LENDERS HEREBY AGREE THAT THE OBLIGATIONS CONTAINED HEREIN ARE PERFORMABLE IN DALLAS COUNTY, TEXAS. ALL PARTIES HERETO AGREE THAT (I) ANY ACTION ARISING OUT OF THIS TRANSACTION SHALL BE FILED IN DALLAS COUNTY, TEXAS, (II) VENUE FOR ENFORCEMENT OF ANY OF THE OBLIGATIONS CONTAINED IN THIS AMENDMENT SHALL BE IN DALLAS COUNTY, TEXAS (III) PERSONAL JURISDICTION SHALL BE IN DALLAS COUNTY, TEXAS, (IV) ANY ACTION OR PROCEEDING UNDER THIS AMENDMENT SHALL BE COMMENCED AGAINST BORROWER IN DALLAS COUNTY, TEXAS (V) SUCH ACTION SHALL BE INSTITUTED IN THE COURTS OF THE STATE OF TEXAS LOCATED IN DALLAS COUNTY, TEXAS OR IN THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF TEXAS LOCATED IN DALLAS COUNTY, TEXAS, AT THE OPTION OF AGENT AND (VI) BORROWER AND LENDERS HEREBY WAIVE ANY OBJECTION TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING AND ADDITIONALLY WAIVE ANY RIGHT IT MAY HAVE TO BE SUED ELSEWHERE. NOTHING HEREIN SHALL AFFECT THE RIGHT OF ANY PARTY TO ACCOMPLISH SERVICE OF PROCESS IN ANY MANNER PERMITTED BY LAW.

5.6  WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO WAIVES, TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, ITS RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS AMENDMENT, THE CREDIT AGREEMENT, THE OTHER LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY OF THE PARTIES AGAINST ANY OTHER PARTY, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS, OR OTHERWISE. EACH OF THE PARTIES HERETO AGREES THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, THE PARTIES FURTHER AGREE THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS AMENDMENT, THE CREDIT AGREEMENT OR ANY OTHER LOAN DOCUMENT OR ANY PROVISION HEREOF OR THEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THE CREDIT AGREEMENT AND ANY OTHER LOAN DOCUMENTS.

5.7  Release of Claims and Covenant Not to Sue. As a material inducement to the Agent and each Lender to enter into this Amendment, Borrower, for and on behalf of itself and its respective successors and assigns and Affiliates, (a) does hereby remise, release, acquit, satisfy and forever discharge the Agent and each Lender and each of their Affiliates, and all of the past, present and future officers, directors, employees, agents, attorneys, representatives, participants, heirs, successors and assigns of the Agent and each Lender and each of their Affiliates (collectively, the "Released Parties"), from any and all liabilities, obligations, expenses, damages, judgments, actions, claims, demands and causes of action of any nature whatsoever, whether at law or in equity, whether now accrued or hereafter maturing and whether known or unknown, which Borrower or any of its successors, assigns or Affiliates now has or hereafter can, shall or may have by reason of any action, inaction, matter, cause or thing, occurring on or prior to the date of this Amendment, arising out of, in connection with or relating to (i) the Collateral or the Obligations, including, but not limited to, the administration or funding thereof, (ii) the Loan Documents (or any of the transactions contemplated thereby) or the indebtedness evidenced and secured thereby, and (iii) any other agreement or transaction between Borrower, the Agent, and/or any Lender or any subsidiary or affiliate of such parties relating to the Loan Documents; and (b) does hereby covenant and agree never to institute or cause to be instituted or continue prosecution of any suit or other form of action or proceeding of any kind or nature whatsoever against any Released Party, by reason of or in connection with any of the foregoing matters, claims or causes of action, provided, however, that the foregoing release and covenant not to sue shall not apply to any claims arising after the date of this Amendment with respect to acts or events that occur after the date of this Amendment.

5.8  Time is of the Essence. Time is of the essence in the performance of the covenants contained herein and in the Loan Documents.

5.9  Binding Agreement. This Amendment shall be binding upon the successors and assigns of the parties hereto; provided, however, the foregoing shall not be deemed or construed to (i) permit, sanction, authorize or condone the assignment of all or any part of any interest in and to Borrower except as expressly authorized in the Loan Documents, or (ii) confer any right, title, benefit, cause of action or remedy upon any person or entity not a party hereto, which such party would not or did not otherwise possess.

5.10  Headings. The section headings hereof are inserted for convenience of reference only and shall in no way alter, amend, define or be used in the construction or interpretation of the text of such section.

5.11  Construction. Whenever the context hereof so required, reference to the singular shall include the plural and likewise, the plural shall include the singular; words denoting gender shall be construed to mean the masculine, feminine or neuter, as appropriate; and specific enumeration shall not exclude the general but shall be construed as cumulative of the general recitation.

5.12  Counterparts; Fax. This Amendment may be separately executed in counterparts and by the different parties hereto in separate counterparts, each of which when so executed shall be deemed to constitute one and the same Amendment. This Amendment may be duly executed by facsimile or other electronic transmissions.

5.13  No Reliance. In executing this Amendment, Borrower warrants and represents that Borrower is not relying on any statement or representation other than those in the Credit Agreement and this Amendment and is relying upon its own judgment and advice of its attorneys.

5.14  ENTIRE AGREEMENT. THIS AMENDMENT, THE CREDIT AGREEMENT AND THE OTHER LOAN DOCUMENTS COLLECTIVELY REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have caused this instrument to be duly executed effective as of the date first above written.

BORROWER:	BEAZER MORTGAGE CORPORATION,
Borrower's Address:	a Delaware corporation
1000 Abernathy Road, Suite 1200
Atlanta, GA 30328
Attention: President

By: /s/ Cory J. Boydston
With a copy of all notices to:	Name: Cory J. Boydston
Title: Senior Vice President

General Counsel
Beazer Homes USA, Inc.
1000 Abernathy Road
Atlanta, GA 30328

STATE OF Georgia	§
§
COUNTY OF Fulton	§

Before me, the undersigned notary public, on this 14th day of September, 2007, personally appeared  Cory J. Boydston  of Beazer Mortgage Corporation, a Delaware corporation, known to me (or proved to me by the production of a driver's license as identification) to be the person whose name is subscribed to the foregoing instrument and acknowledged to me that he executed the same on behalf of said corporation for the purposes and consideration therein expressed.

/s/Patricia Bal
Notary Public - State of Georgia

My Commission expires:	Patricia Bal
11/3/2007	Printed Name of Notary

Signature Page - Third Amendment to Credit Agreement

AGENT:	GUARANTY BANK
Address:
8333 Douglas Avenue, 11th Floor
Dallas, Texas 75225
Attention: Ms. Amy Satsky
Fax: 214.360.3328
Tel: 214.360.2674	By:/s/ Amy Satsky
Name: Amy Satsky
Title: Senior Vice President

Signature Page - Third Amendment to Credit Agreement

LENDER:	GUARANTY BANK,
Address:	as a Lender and as Swingline Lender
8333 Douglas Avenue, 11th Floor
Dallas, Texas 75225
Attention: Ms. Amy Satsky
Fax: 214.360.3328
Tel: 214.360.2674	By: /s/ Amy Satsky
Name: Amy Satsky
Title: Senior Vice President

Signature Page - Third Amendment to Credit Agreement

ACKNOWLEDGED AND ACCEPTED BY:

BEAZER HOMES USA, INC.

By:   /s/ Cory J. Boydston
Name:  Cory J. Boydston
Title:       Senior Vice President

Signature Page - Third Amendment to Credit Agreement

SCHEDULE 1.1

COMMITMENTS AND COMMITMENT PERCENTAGES

LENDER	(A) COMMITMENT	(B) COMMITMENT PERCENTAGE (A÷Total Commitments)
Guaranty Bank	$17,500,000	100%
Total	$17,500,000	100%

Signature Page - Third Amendment to Credit Agreement